Exhibit 99.1

COMPANY CONTACT:

Scott Topping, CFO

Hawaiian Airlines
 Phone:  808.835.3700

scott.topping@hawaiianair.com

INVESTOR RELATIONS CONTACT:

Susan Donofrio, Sr. Director
 Phone:  908.719.3206

susan.donofrio@hawaiianair.com

MEDIA CONTACT:

Keoni Wagner, VP

Hawaiian Airlines
Phone:  808.838.6778

keoni.wagner@hawaiianair.com

Hawaiian Holdings Reports 2012 Third Quarter Financial Results

HONOLULU — October 23, 2012 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported third quarter 2012 adjusted net income of $40.6 million or $0.77 per diluted share, reflecting economic fuel expense, and GAAP net income for the third quarter of 2012 of $45.5 million, or $0.86 per diluted share.

Financial Highlights

•                  Adjusted net income, reflecting economic fuel expense, increase of 35.2% year-over-year and GAAP net income increase of 77.6% year-over-year.

•                  Adjusted operating margin of 13.4%, reflecting economic fuel expense, and operating margin of 13.6%

•                  Adjusted net income margin of 7.4%, reflecting economic fuel expense, and net income margin of 8.3%.

•                  Operating cost per available seat mile (CASM) excluding fuel decrease of 6.8%.

•                  Unrestricted cash and cash equivalents of $433.5 million.

Mark Dunkerley, the Company’s president and chief executive officer, commented that “We are pleased to report improving margins while we are growing so quickly.  Our strategy of diversifying our revenue base through growth is demonstrating its value as we have seen some enormous variation in market performance across our network of late.

“Demand for the Hawaii vacation remains strong in North America and Asia.  Over the course of the next six months we are looking forward to the start of new flights from Honolulu to Sapporo, Brisbane and Auckland where we will be the only US carrier service.

“The hard work and diligence of my colleagues at Hawaiian in serving our customers has given us an enviable reputation for being the preferred carrier in the markets we serve, and they have my deep thanks.”

Third Quarter Financial Results

The Company reported operating income of $74.9 million in the third quarter of 2012, compared with operating income of $60.9 million in the same period in 2011.

Operating revenue was $549.3 million, a 20.5% increase compared to the same period in 2011.  Capacity for the third quarter of 2012 increased 28.0% year-over-year to 4.1 billion available seat miles, resulting in operating revenue per available seat mile (ASM) of 13.56 cents, down 5.8% from the same period in 2011.  Passenger yield (passenger revenue per revenue passenger mile) decreased 3.6% year-over-year to 14.77 cents, resulting in a year-over-year decrease in passenger revenue per ASM of 5.7% to 12.30 cents.  Selected Statistical Data is included in Table 2.

Total operating expenses increased 20.1% year-over-year to $474.4 million.  CASM decreased 6.1% year-over-year to 11.71 cents.  Excluding fuel, CASM decreased 6.8% year-over-year to 7.62 cents.  Reconciliations of GAAP and non-GAAP financial measures are included in Tables 2 and 6.

Aircraft fuel costs increased 21.9% year-over-year to $165.8 million and represented 34.9% of total operating expenses.  Hawaiian’s average cost per gallon of jet fuel decreased 4.1% year-over-year to $3.04 (including taxes and delivery).  The financial impact of hedging activities is included in nonoperating income (expense), and as such is not reflected in fuel expense.

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.  For the three months ended September 30, 2012, economic fuel expense was $167.4 million ($3.07 per gallon), compared with $138.3 million ($3.22 per gallon) in the prior-year period.  Analyses of economic fuel expense for the third quarter 2012 and 2011 and pro-forma net income (loss) and diluted net income (loss) per share reflecting economic fuel expense are included in Tables 3 and 4.

Nonoperating income (expense) totaled ($1.1) million, compared with ($13.6) million in the same period in 2011.  The Company recognized gains on its fuel hedging activities, reflected in nonoperating income (expense), totaling $6.5 million compared with losses of $9.7 million during the same period in 2011.

A summary of the Company’s fuel derivatives contracts as of October 17, 2012 is included as Table 5.

Liquidity and Capital Resources

As of September 30, 2012, the Company had:

•                  Unrestricted cash and cash equivalents of $433.5 million.

•                  Available borrowing capacity of $67.4 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $674 million consisting of the following:

•                  $251.2 million outstanding under secured loan agreements to finance a portion of the purchase price for four Airbus A330-200 aircraft.

•                  $174.6 million in secured loan agreements for a portion of the purchase price for 15 previously leased Boeing 717-200 aircraft.

•                  $108.2 million in capital lease obligations for an Airbus A330-200 aircraft and two Boeing 717-200 aircraft.

•                  $68.0 million outstanding under floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft.

•                  $71.8 million outstanding of Convertible Senior Notes.

Recent Highlights

•                  Led the U.S. airline industry in June, July, and August, ranking #1 nationally for on-time performance, as reported by the U.S. Department of Transportation Air Travel Consumer Report.

•                  Announced new non-stop flights between Honolulu and Auckland, New Zealand, with service three times per week beginning in March 2013.

•                  Increased frequency on non-stop flights from Honolulu to Seoul, Korea from four times weekly to daily in July 2012.

•                  Partnered with Air China and China International Travel Service to offer travel from China to Hawaii.

•                  Announced increased frequency on non-stop flights from San Jose and Oakland, California, to Maui from three and four times weekly to daily in October 2012.

•                  Announced for the 13th consecutive season, Hawaiian would provide chartered air transportation for the Oakland Raiders.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (Tuesday, October 23, 2012) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet.  Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will also be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian has led all U.S. carriers in on-time performance for each of the past eight years (2004-2011) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawaii.

Now in its 83rd year of continuous service, Hawaiian is Hawaii’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers non-stop service to Hawaii from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, the Philippines, Australia, American Samoa, and Tahiti. New nonstop service will begin between Honolulu and Sapporo, Japan (October 30, 2012), Brisbane, Australia (November 27, 2012), and Auckland, New Zealand (March 12, 2013).  Hawaiian also provides approximately 170 daily jet flights between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements by our CEO regarding: our expectations relating to expected demand in certain of our markets; inauguration of service to new destinations; our total capacity and yield on new and existing routes; potential route expansion; changes in our fleet plan; the effects of fuel prices on our business; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  All forward-looking statements included in this document are based on information available to the Company on the date of this release.  The Company does not undertake to publicly update or revise its forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Operating Revenue:
Passenger	$497,243	$412,771	$1,326,306	$1,091,450
Other	52,079	43,088	143,061	125,034
Total	549,322	455,859	1,469,367	1,216,484
Operating Expenses:
Aircraft fuel, including taxes and oil	165,762	135,956	456,545	380,790
Wages and benefits	93,438	82,417	280,261	239,702
Aircraft rent	25,626	25,317	73,712	90,546
Maintenance materials and repairs	44,150	36,273	137,271	122,411
Aircraft and passenger servicing	28,859	22,283	74,859	60,326
Commissions and other selling	31,028	23,359	89,055	72,884
Depreciation and amortization	22,983	17,496	63,687	47,803
Other rentals and landing fees	22,520	19,830	63,486	53,495
Other	40,023	31,981	113,330	92,692
Lease termination charges	—	—	—	70,014
Total	474,389	394,912	1,352,206	1,230,663
Operating Income (Loss)	74,933	60,947	117,161	(14,179)
Nonoperating Income (Expense):
Interest and amortization of debt discounts and issuance costs	(11,975)	(7,737)	(31,745)	(15,820)
Interest income	96	638	477	1,333
Capitalized interest	2,579	2,647	7,328	5,807
Gains (Losses) on fuel derivatives	6,508	(9,707)	(2,495)	(11,781)
Other, net	1,662	538	1,245	879
Total	(1,130)	(13,621)	(25,190)	(19,582)
Income (Loss) Before Income Taxes	73,803	47,326	91,971	(33,761)
Income tax (benefit) expense	28,320	21,709	35,326	(10,191)
Net Income (Loss)	$45,483	$25,617	$56,645	$(23,570)
Net Income (Loss) Per Common Stock Share:
Basic	$0.88	$0.50	$1.11	$(0.46)
Diluted	$0.86	$0.50	$1.08	$(0.46)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,444	50,858	51,246	50,690
Diluted	52,623	51,430	52,463	50,690

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2012		2011		Change		2012		2011		Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	3,367.6		2,694.6		25.0%		8,923.1		7,538.5		18.4%
Available seat miles (ASM) (a)	4,041.9		3,162.4		27.8%		10,662.5		8,927.5		19.4%
Passenger revenue per RPM (Yield)	14.77	¢	15.32	¢	(3.6)%		14.86	¢	14.48	¢	2.6%
Passenger load factor (RPM/ASM)	83.3%		85.2%		(1.9	)pt.	83.7%		84.4%		(0.7	)pt.
Passenger revenue per ASM (PRASM)	12.30	¢	13.05	¢	(5.7)%		12.44	¢	12.23	¢	1.7%

Total Operations:
Revenue passenger miles (RPM) (a)	3,376.3		2,696.9		25.2%		8,938.5		7,543.7		18.5%
Available seat miles (ASM) (a)	4,052.2		3,166.4		28.0%		10,680.6		8,935.1		19.5%
Passenger load factor (RPM/ASM)	83.3%		85.2%		(1.9	)pt.	83.7%		84.4%		(0.7	)pt.
Operating revenue per ASM (RASM)	13.56	¢	14.40	¢	(5.8)%		13.76	¢	13.61	¢	1.1%
Operating cost per ASM (CASM)	11.71	¢	12.47	¢	(6.1)%		12.66	¢	13.77	¢	(8.1)%
CASM excluding lease termination costs related to Boeing 717 aircraft purchase	11.71	¢	12.47	¢	(6.1)%		12.66	¢	12.99	¢	(2.5)%
CASM excluding aircraft fuel	7.62	¢	8.18	¢	(6.8)%		8.39	¢	9.51	¢	(11.8)%
CASM excluding lease termination costs and aircraft fuel	7.62	¢	8.18	¢	(6.8)%		8.39	¢	8.73	¢	(3.9)%
Gallons of jet fuel consumed (a)	54.5		42.9		27.1%		145.0		121.7		19.1%
Average cost per gallon of jet fuel (actual) (b)	$3.04		$3.17		(4.1)%		$3.15		3.13		0.6%

(a)         in millions

(b)         includes applicable taxes and fees

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change

Aircraft fuel expense, including taxes and oil	$165,762	$135,956	21.9%	$456,545	$380,790	19.9%
Realized (gains) losses on settlement of fuel derivative contracts	1,589	2,323	(31.6)%	4,318	(2,292)	288.4%
Economic fuel expense	$167,351	$138,279	21.0%	$460,863	$378,498	21.8%
Fuel gallons consumed	54,535	42,895	27.1%	145,006	121,717	19.1%
Economic fuel cost per gallon	$3.07	$3.22	(4.7)%	$3.18	$3.11	2.3%

Table 4.

Hawaiian Holdings, Inc.

Pro-forma Net Income (Loss) and Diluted Net Earnings (Loss) Per Share Reflecting Economic Fuel Expense and Excluding Lease Termination Charges

(in thousands, except per-share data)

	Three months ended September 30,				Nine months ended September 30,
	2012		2011		2012		2011
	Net income	Diluted net income per share	Net income (loss)	Diluted net income per share	Net income	Diluted net income per share	Net income (loss)	Diluted net income (loss) per share
As reported - GAAP	$45,483	$0.86	$25,617	$0.50	$56,645	$1.08	$(23,570)	$(0.46)
Add: lease termination expenses related to Boeing 717-200 aircraft purchase, net of tax	—	—	—	—	—	—	42,008	0.83
Reflecting lease termination costs	$45,483	$0.86	$25,617	$0.50	$56,645	$1.08	$18,438	$0.37
Less: unrealized gains (losses) on fuel derivative contracts, net of tax	4,858	0.09	(4,430)	(0.09)	1,094	0.02	(8,444)	(0.17)
Reflecting economic fuel expense and lease termination costs	$40,625	$0.77	$30,047	$0.59	$55,551	$1.06	$26,882	$0.54

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary

As of October 17, 2012

	Weighted Average Contract Price		Percentage of Projected Fuel Requirements
	Cap	Floor	Hedged	Fuel Barrels Hedged
Fourth Quarter 2012
Heating Oil (per gallon)
Collars	$3.07	$2.66	6%	71,000

Crude Oil (per barrel)
Brent Call Options	$117.14	N/A	58%	740,000
Brent Collars	$111.00	$95.01	3%	42,000
Total			67%	853,000

First Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$116.46	N/A	55%	704,000
Total			55%	704,000

Second Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$114.74	N/A	43%	577,000
Total			43%	577,000

Third Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$115.65	N/A	34%	477,000
Total			34%	477,000

Fourth Quarter 2013
Crude Oil (per barrel)
Brent Call Options	$116.18	N/A	21%	297,000
Total			21%	297,000

First Quarter 2014
Crude Oil (per barrel)
Brent Call Options	$119.75	N/A	10%	138,000
Total			10%	138,000

Table 6.

Hawaiian Holdings, Inc.

Reconciliation of Non-GAAP Operating Expenses and CASM, Excluding Aircraft Fuel and Lease Termination Charges

(in millions, except for CASM data) (unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2011		2012		2011
GAAP operating expenses	$474.4		$394.9		$1,352.2		$1,230.7
Less: lease termination costs related to Boeing 717 aircraft purchase	—		—		—		70.0
Adjusted operating expenses - excluding lease termination costs related to Boeing 717 aircraft purchase	474.4		394.9		1,352.2		1,160.7
Less: aircraft fuel, including taxes and oil	165.8		136.0		456.5		380.8
Adjusted operating expense - excluding lease termination costs related to Boeing 717 aircraft purchase and aircraft fuel	$308.6		$258.9		$895.7		$779.9

Available Seat Miles	4,052.2		3,166.4		10,680.6		8,935.1

CASM - GAAP	11.71	¢	12.47	¢	12.66	¢	13.77	¢
Less: lease termination costs related to Boeing 717 aircraft purchase	—		—		—		0.78
CASM - excluding lease termination costs related to Boeing 717 aircraft purchase	11.71		12.47		12.66		12.99
Less: aircraft fuel	4.09		4.29		4.27		4.26
CASM - excluding aircraft fuel and lease termination costs related to Boeing 717 aircraft purchase	7.62	¢	8.18	¢	8.39	¢	8.73	¢